PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended
	July 29,	July 31,
	2012	2011
Cash flows from operating activities:
Net income	$25,638	$11,173
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	65,010	70,090
Debt extinguishment loss	-	27,399
Consolidation, restructuring and related charges	262	-
Changes in assets and liabilities and other	16,614	(4,211)

Net cash provided by operating activities	107,524	104,451

Cash flows from investing activities:
Purchases of property, plant and equipment	(92,009)	(59,089)
Investment in joint venture	(13,397)	(10,773)
Other	(1,618)	(250)

Net cash used in investing activities	(107,024)	(70,112)

Cash flows from financing activities:
Proceeds from long-term borrowings	25,000	17,000
Proceeds from issuance of convertible debt	-	115,000
Repayments of long-term borrowings	(3,646)	(63,445)
Repurchase of common stock by subsidiary	(11,653)	(3,294)
Payments of deferred financing fees	(198)	(4,318)
Proceeds from exercise of share based arrangements	517	694

Net cash provided by financing activities	10,020	61,637

Effect of exchange rate changes on cash	(3,153)	7,924

Net increase in cash and cash equivalents	7,367	103,900
Cash and cash equivalents, beginning of period	189,928	98,945

Cash and cash equivalents, end of period	$197,295	$202,845